Exhibit 23.9

CONSENT OF BARTON G. STONE, C.P.G.

The undersigned, Barton G. Stone, hereby states as follows:

I assisted with the preparation of “CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho”, dated December 13, 2006 (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

I hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to my name included with such information, as set forth above in the Form 10-K.

By:  /s/ BARTON G. STONE
Name:  Barton G. Stone, C.P.G.
Title:  Chief Geologist
Date: March 10, 2010